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                                                                  EXHIBIT 2.5


                             FIRST AMENDMENT TO THE
                  PLAN OF REORGANIZATION AND EXCHANGE AGREEMENT


         This First Amendment to the Plan of Reorganization and Exchange Agreement (the "Amendment") is entered into as of November 15, 1999, by and among Belvedere Capital Partners LLC ("Belvedere"), as General Partner and on behalf of the California Community Financial Institutions Fund Limited Partnership (the "Fund"), and California Community Bancshares, Inc., a Delaware corporation ("CCB Delaware"), (collectively the "Parties").

                                    RECITALS

         WHEREAS, Belvedere as General Partner and on behalf of the Fund and CCB Delaware have entered into that certain Plan of Reorganization and Exchange Agreement made and entered into as of September 10, 1999 (the "Agreement"), providing that shares of California Community Bancshares, a California corporation (formerly Placer Capital Co.) ("CCB California"), a wholly-owned subsidiary of the Fund, will be transferred to CCB Delaware solely in consideration of the issuance of voting shares of CCB Delaware, at the rate of 2.4605 shares of CCB Delaware common stock for each outstanding share of CCB California common stock (the "Exchange Rate") with the result that CCB Delaware will own one-hundred percent (100%) of the issued and outstanding shares of CCB California. CCB California, in turn, owns all of the shares of Placer Sierra Bank; and

         WHEREAS, effective November 3, 1999, CCB California changed its name to Placer Capital Co., a California corporation; and

         WHEREAS, the total number of shares of CCB Delaware stock to be issued to the Fund was incorrectly stated as 13,040,650 in the Agreement; and

         WHEREAS, it is the desire of the Parties to amend the Agreement to:
(a) replace all references to California Community Bancshares, a California corporation, with Placer Capital Co., a California corporation; and (b) replace all references in the Agreement to 13,040,650 with 13,040,657 respecting the total number of shares of CCB Delaware's common stock to be issued to the Fund.

         NOW, THEREFORE, BE IT RESOLVED, that for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Agreement is hereby amended to replace California Community Bancshares, a California corporation, with Placer Capital Co., a California corporation, and any and all references in the Agreement to "CCB California" shall mean Placer Capital Co.

2. Subdivision 1.1 of Section 1 of the Agreement is amended in full to read:

         "1.1 STOCK OF CCB DELAWARE. On the Effective Date, CCB Delaware shall issue to the Fund 13,040,657 shares of its voting common stock in consideration of the transfer to CCB Delaware of all of the issued and outstanding shares of the common stock of CCB California."


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3.       Subdivision 1.2 of Section 1 of the Agreement is amended in full to read:

         "1.2 STOCK OF CCB CALIFORNIA. On the Effective Date, the Fund will transfer to CCB Delaware all of the issued and outstanding shares of common stock of CCB California in consideration of the issuance to the Fund of 13,040,657 shares of common stock of CCB Delaware."

4. REFERENCES. Upon execution and delivery of this Amendment, all references made in the Agreement and any exhibits thereto to the "Agreement" and the provisions thereof, shall be deemed to refer to the Agreement, as amended by this Amendment.

5. NO OTHER AMENDMENT OR CHANGES. Except as expressly amended or modified by this Amendment, all of the terms and conditions of this Amendment shall remain in full force and effect.

6. DEFINITIONS. All capitalized terms used herein and not otherwise defined or amended shall have the meaning attributed to them in the Agreement.



                            [SIGNATURE PAGE FOLLOWS.]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                             CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS
                             FUND LIMITED PARTNERSHIP

                             BY BELVEDERE CAPITAL PARTNERS LLC,
                                 GENERAL PARTNER


                             By /s/Ronald W. Bachli
                                -------------------------------
                                Ronald W. Bachli, Manager


                             By /s/ Richard W. Decker, Jr.
                                -------------------------------
                                Richard W. Decker, Jr., Manager


                             CALIFORNIA COMMUNITY BANCSHARES, INC.,
                             A DELAWARE CORPORATION


                             By   /s/ Richard W. Decker, Jr
                                -------------------------------
                                Richard W. Decker, Jr., Chairman


                             By /s/ J. Thomas Byrom
                                -------------------------------
                                J. Thomas Byrom, Secretary





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